UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2023 (August 6, 2023)

VERITIV CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-36479	46-3234977
(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Abernathy Road NE
Building 400, Suite 1700
Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 391-8200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	VRTV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On August 6, 2023, Veritiv Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Verde Purchaser, LLC, a Delaware limited liability company (“Parent”) that is affiliated with Clayton, Dubilier & Rice, LLC (“CD&R”), and Verde Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Subsidiary”). Upon the terms and conditions set forth in the Merger Agreement, Merger Subsidiary will be merged with and into the Company (the “Merger”) with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

At the effective time of the Merger (the “Effective Time”), each issued and outstanding share (each, a “Share”) of Common Stock, par value $0.01 per share (“Company Stock”), of the Company (other than (i) Shares held by a holder who is entitled to demand and properly demands appraisal of such Shares in accordance with Section 262 of the Delaware General Corporation Law and (ii) Shares held by the Company, Parent or any of their respective subsidiaries (each, an “Excluded Company Share”)), will be cancelled and converted into the right to receive $170 per Share in cash, without interest (the “Merger Consideration”). At the Effective Time, each Excluded Company Share will automatically be cancelled and extinguished without any conversion thereof or consideration paid therefor.

Pursuant to the Merger Agreement, at the Effective Time, (a) each then outstanding award of service-based restricted stock units of the Company (each, a “Company RSU Award”), whether or not vested, and whether settleable in shares of Company Stock or cash, shall, without any required action on the part of Parent, the Company or the holder thereof, be canceled, and the Company shall pay each such holder at or promptly after the Effective Time, an amount in cash equal to (i) the Merger Consideration per share of Company Stock multiplied by (ii) the number of shares of Company Stock subject to such Company RSU Award; (b) each then outstanding award of performance share units of the Company (each, a “Company PSU Award”), whether or not vested, and whether settleable in shares of Company Stock or cash, shall, without any required action on the part of Parent, the Company or the holder thereof, be canceled, and the Company shall pay each such holder at or promptly after the Effective Time an amount in cash equal to (i) the Merger Consideration per share of Company Stock multiplied by (ii) the target number of performance share units subject to such Company PSU Award; (c) each outstanding award (i) of deferred stock units of the Company (each, a “Company DSU Award”) and (ii) phantom stock units of the Company (“Company Phantom Awards” and, together with the Company DSU Awards, the “Company Director Equity Awards”), whether settleable in shares of Company Stock or cash, shall, without any required action on the part of Parent, the Company or the holder thereof, be canceled, and the Company shall pay each such holder at or promptly after the Effective Time (or such later time as would not result in the imposition of taxes under Section 409A of the Internal Revenue Code of 1986, as amended) for each such Company Director Equity Award an amount in cash equal to (i) the Merger Consideration per share of Company Stock multiplied by (ii) the number of shares of Company Stock subject to such Company Director Equity Award, together with any cash dividends accrued; and (d) each then outstanding award of performance-based units of the Company (each, a “Company PBU Award”), whether or not vested, shall, without any required action on the part of Parent, the Company or the holder thereof, be canceled, and the Company shall pay each such holder at or promptly after the Effective Time an amount in cash equal to $1.00 multiplied by the target number of performance-based units subject to such Company PBU Award.

The Board of Directors of the Company (the “Board”) unanimously (i) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, are advisable, fair to and in the best interests of the Company and its stockholders, (ii) approved the execution, delivery and performance by the Company of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger and the transactions contemplated by the Support Agreement (as defined below), (iii) declared advisable the Merger Agreement and the transactions contemplated thereby, (iv) approved the execution and delivery of the Support Agreement by the Company, (v) resolved to recommend that the Company’s stockholders vote to approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger (the “Company Board Recommendation”) and (vi) directed that the Merger Agreement be submitted to the Company’s stockholders for their adoption.

The stockholders of the Company will be asked to vote on the adoption of the Merger Agreement and the approval of the Merger and the other transactions contemplated thereby at a meeting of the Company’s stockholders. The Merger is not subject to a financing condition, but is subject to the satisfaction or waiver (where permitted by applicable law) of certain closing conditions, including:

•	the adoption and approval of the Merger Agreement by the affirmative vote of the holders of a majority of the outstanding Shares entitled to vote thereon (the “Company Stockholder Approval”);

•	the absence of any law, judgment, ruling, action, injunction or order that restrains, enjoins, renders illegal or otherwise prohibits the consummation of the Merger;

•	the expiration or earlier termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act, and receipt of certain other applicable approvals, clearances or expirations of waiting periods under the antitrust laws of other jurisdictions;

•	other customary closing conditions, including the accuracy of each party’s representations and warranties and each party’s compliance with its covenants and agreements contained in the Merger Agreement (subject to certain qualifications as to materiality); and

•	the absence of a Material Adverse Effect (as defined in the Merger Agreement) since the date of the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants relating to the Company’s conduct of its business between the date of the Merger Agreement and the earlier of the Effective Time and the termination of the Merger Agreement, and the Company’s obligation to convene a meeting of the Company’s stockholders to consider and vote upon the adoption and approval of the Merger Agreement. Under the terms of the Merger Agreement, the Company has agreed not to declare or pay dividends to the Company’s stockholders; provided that the Company is permitted to pay the dividend announced on August 7, 2023 and, if closing of the Merger has not occurred prior to January 1, 2024, the Company may declare and pay a dividend of up to $0.63 per Share in January 2024 and may thereafter declare and pay regular quarterly dividends in an amount not to exceed $0.63 per Share consistent with past practice.

Additionally, the Company is bound by a covenant not to initiate, solicit, propose or knowingly take any action to facilitate or encourage any competing acquisition proposals. However, at any time before receiving the Company Stockholder Approval, if the Board determines in good faith, after consultation with its financial advisors and outside legal counsel, that an unsolicited competing acquisition proposal is or would reasonably be expected to lead to a “Superior Proposal” (as defined in the Merger Agreement), then the Company is permitted to engage in discussions or negotiations with the third party with respect to such third party’s unsolicited competing acquisition proposal, subject to certain requirements set forth in the Merger Agreement. If the Company receives an unsolicited competing acquisition proposal that the Board determines to be a Superior Proposal before receiving the Company Stockholder Approval, the Board may terminate the Merger Agreement and/or effect an “Adverse Recommendation Change” (as defined in the Merger Agreement), subject in each case to the Company fulfilling certain requirements before taking such action, including first providing Parent customary match rights. In addition, subject to certain conditions and requirements, including first providing Parent customary match rights, the Board may effect an Adverse Recommendation Change (but not terminate the Merger Agreement) in response to an “Intervening Event” (as defined in the Merger Agreement).

The Merger Agreement may be terminated by mutual written consent of the Company and Parent. In addition, either party may terminate the Merger Agreement if:

•	the Merger has not been consummated on or before May 6, 2024;

•	any court or other governmental authority issues a final, non-appealable order permanently restraining, enjoining, rendering illegal or otherwise permanently prohibiting the consummation of the Merger;

•	the Company Stockholder Approval is not obtained at a meeting of the Company’s stockholders (or any adjournment or postponement thereof taken in accordance with the Merger Agreement) at which a vote on the adoption of the Merger Agreement has been taken; or

•	if the other party breaches any of its representations, warranties or covenants, the breach would cause certain closing conditions not to be satisfied, and the breach is not curable or, if curable, is not cured within the time period set forth in the Merger Agreement.

The Company may also terminate the Merger Agreement if the “Marketing Period” (as defined in the Merger Agreement) has ended, all closing conditions have been satisfied or waived, the Company has irrevocably confirmed in writing to Parent that it stands ready to close and Parent and Merger Subsidiary fail to timely close the transactions contemplated by the Merger Agreement. Parent may also terminate the Merger Agreement if the Board makes an Adverse Recommendation Change.

Upon termination of the Merger Agreement under specified circumstances, including if the Company terminates the Merger Agreement to enter into an alternative acquisition agreement with respect to a Superior Proposal, the Company will be required to pay to Parent a termination fee of $74,446,700. Parent will be required to pay to the Company a termination fee of $148,893,400 if the Merger Agreement is terminated under specified circumstances, including if the Company terminates the Merger Agreement because of a failure of Parent to consummate the Merger when required to do so by the Merger Agreement or because of Parent’s uncured breach of certain provisions of the Merger Agreement that would cause certain closing conditions not to be satisfied.

In connection with the execution of the Merger Agreement, Parent has entered into an equity commitment letter with an affiliate of CD&R and a debt commitment letter with certain lenders (collectively, the “Lenders”), pursuant to which the respective financing sources named therein have agreed to provide financing for the transaction, subject to the terms and conditions of such commitment letters. The obligations of the Lenders to provide debt financing under the debt commitment letter are subject to a number of customary conditions. The Company has agreed to use reasonable best efforts to cooperate with Parent to obtain Parent’s debt financing in connection with the Merger.

An affiliate of CD&R has provided a limited guarantee with respect to the payment of the termination fee payable by Parent, as well as certain other payment obligations that may be owed by Parent pursuant to the Merger Agreement, in each case subject to the terms of the Merger Agreement and of such limited guarantee.

If the Merger Agreement is consummated, the Company Stock will be delisted from the New York Stock Exchange and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Voting and Support Agreement

In connection with the execution of the Merger Agreement, on August 6, 2023, the Company entered into a Voting and Support Agreement (the “Support Agreement”) by and among the Company, Parent and certain stockholders of the Company affiliated with The Baupost Group, L.L.C. (collectively, the “Baupost Stockholders”), pursuant to which the Baupost Stockholders have agreed, among other things, subject to the terms and conditions of the Support Agreement, to vote all of their Shares (which represent approximately 24.5% of the Shares of Company Stock) in favor of the Merger and adoption and approval of the Merger Agreement.

The Support Agreement will terminate upon the earliest of (a) the Effective Time, (b) the termination of the Merger Agreement in accordance with its terms, (c) the date of any material modification to the Merger Agreement that adversely affects the consideration payable to the Baupost Stockholders in the Merger or (d) May 6, 2024.

Copies of the Merger Agreement and the Support Agreement are attached hereto as Exhibit 2.1 and Exhibit 10.1, respectively, and each is incorporated herein by reference. The foregoing descriptions of the Merger Agreement and the Support Agreement do not purport to be complete and are qualified in their entirety by reference to the full texts of the Merger Agreement and the Support Agreement. The Merger Agreement and the Support Agreement have been filed to provide information to investors regarding their terms. They are not intended to provide any other factual information about the Company, Parent, Merger Subsidiary or the Baupost Stockholders, their respective businesses, or the actual conduct of their respective businesses during the period prior to the consummation of the Merger. The Merger Agreement, the Support Agreement and these summaries should not be relied upon as disclosure about the Company, Parent, Merger Subsidiary or the Baupost Stockholders. None of the Company’s stockholders or any other third parties should rely on the representations, warranties and covenants in the Merger Agreement or the Support Agreement or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Merger Subsidiary, the Baupost Stockholders or any of their respective subsidiaries or affiliates. The representations and warranties contained in the Merger Agreement and the Support Agreement are the product of negotiations among the parties thereto and that the parties made to, and solely for the benefit of, each other as of specified dates. The assertions embodied in those representations and warranties are subject to qualifications and limitations agreed to by the respective parties and are also qualified in important part by confidential disclosure schedules delivered in connection with the Merger Agreement. The representations and warranties may have been made for the purpose of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.

Item 8.01.	Other Events.

On August 7, 2023, the Company issued a press release announcing it had entered into the Merger Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Forward-Looking Statements

This Current Report contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which include all statements that do not relate solely to historical or current facts, such as statements regarding the Company’s expectations, intentions or strategies regarding the future, including strategies or plans as they relate to the Merger. These forward-looking statements are and will be, subject to many risks, uncertainties and factors which may cause future events to be materially different from these forward-looking statements or anything implied therein. These risks and uncertainties include, but are not limited to: uncertainties as to the timing of the Merger; the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the Merger that could reduce the anticipated benefits of or cause the parties to abandon the Merger; risks related to the satisfaction of the conditions to closing the Merger (including the failure to obtain necessary regulatory approvals or the Company Stockholder Approval) in the anticipated timeframe or at all; the risk that any announcements relating to the Merger could have adverse effects on the market price of the Company Stock; disruption from the Merger making it more difficult to maintain business and operational relationships, including retaining and hiring key personnel; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including in certain circumstances requiring the Company to pay a termination fee; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the Merger; significant transaction costs; the risk of litigation and/or regulatory actions related to the Merger; global economic conditions; adverse industry and market conditions; the ability to retain management and other personnel; and other economic, business, or competitive factors, including factors described in the Company’s filings with the Securities and Exchange Commission (the “SEC”). While the list of risks and uncertainties presented here is, and the discussion of risks and uncertainties to be presented in the proxy statement will be, considered representative, no such list or discussion should be considered a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, and legal liability to third parties and similar risks, any of which could have a material adverse effect on the completion of the Merger and/or the Company’s consolidated financial condition, results of operations, credit rating or liquidity. In light of the significant uncertainties in these forward-looking statements, the Company cannot assure you that the forward-looking statements in this Current Report will prove to be accurate, and you should not regard these statements as a representation or warranty by the Company, its directors, officers or employees or any other person that the Company will achieve its objectives and plans in any specified time frame, or at all. Any forward-looking statements in this Current Report are based upon information available to the Company on the date of this Current Report. Subject to applicable law, the Company does not undertake to publicly update or revise its forward-looking statements.

Additional Information and Where to Find It

In connection with the Merger, the Company will prepare a proxy statement to be filed with the SEC and may also file other documents with the SEC regarding the Merger. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS REGARDING THE PROPOSED MERGER CAREFULLY AND IN THEIR ENTIRETY AS AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Company stockholders will be able to obtain, without charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov. Copies of the documents filed with the SEC by the Company will be available free of charge on the Company’s website at https://ir.veritiv.com/overview/default.aspx or by contacting the Company’s Investor Relations Department by email at investor@veritivcorp.com at or by phone at (844)-845-2136.

Participants in the Solicitation

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the Merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s 2023 Annual Meeting of Stockholders, which was filed with the SEC on March 17, 2023, and will be included in the proxy statement regarding the Merger (when available). Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the Merger, which may be different than those of the Company’s stockholders generally, by reading the proxy statement and other relevant documents regarding the Merger, when filed with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d)           Exhibits.

The following exhibits are included with this report:

Exhibit No.	Exhibit Description

2.1	Agreement and Plan of Merger, dated as of August 6, 2023, by and among the among Veritiv Corporation, Verde Purchaser, LLC and Verde Merger Sub, Inc.*

10.1	Voting and Support Agreement, dated as of August 6, 2023, by and among Veritiv Corporation, Verde Purchaser, LLC, Baupost Limited Partnership 1983 A-1, Baupost Limited Partnership 1983 B-1, Baupost Limited Partnership 1983 C-1, PB Institutional Limited Partnership, YB Institutional Limited Partnership, Baupost Value Partners, L.P.-I, Baupost Value Partners, L.P.-II, Baupost Value Partners, L.P.-III, and Baupost Value Partners, L.P.-IV.

99.1	Press Release of Veritiv Corporation issued August 7, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*  Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERITIV CORPORATION

Dated:	August 7, 2023	/s/ Susan B. Salyer
Susan B. Salyer
Senior Vice President, General Counsel & Corporate Secretary